April 20, 2018

Brands International Corporation

Attn: Mark Rubinoff, CEO

Via email

RE: Amendment #3 for the 12-26-17 Letter of Intent Termination Date to June 1, 2018

Dear Mr. Rubinoff:

Novo Integrated Sciences, Inc., a Nevada corporation (“NIS”) and Brands International Corporation (the parties”) are parties to the Letter of Intent, dated 12-26-17, as attached hereto as Exhibit A (the “LOI”). Effective January 30, 2018, the parties amended the termination date of the 12-26-17 Letter of Intent to March 20, 2018, as attached hereto as Exhibit B. Additionally, effective March 16, 2018, the parties amended (“Amendment #2) the termination date of the 12-26-17 Letter of Intent to April 20, 2018, as attached hereto as Exhibit C.

The purpose of this letter is to amend the LOI (“Amendment #3”) to extend the termination date therein. As we have discussed, the “Termination Date” for all purposes under the LOI is hereby amended to be June 1, 2018. The LOI, as amended herein, shall remain in full force and effect.

We continue to look forward to working with you to complete the transaction successfully and expeditiously. If the foregoing correctly sets forth your understanding, please execute a copy of this Letter in the space set forth below and return to me.

Sincerely,

Novo Integrated Sciences, Inc.

By:	/s/ Christopher David
Name:	Christopher David
Title:	President

Agreed and accepted:

Brands International Corporation

By:	/s/ Mark Rubinoff
Name:	Mark Rubinoff
Title:	Chief Executive Officer

11120 NE 2nd Street, Suite 200 Bellevue, WA 98004 USA

Phone: (206) 617-9797

www.novointegrated.com